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                                                                   EXHIBIT 10.51


                        AGREEMENT TO PROVIDE MANAGEMENT
                     SERVICES TO LONG TERM CARE FACILITIES

         This Agreement ("Agreement"), made and entered into as of the 15th day of July, 1997, by and between Sunrise Healthcare Corporation, a New Mexico corporation ("Sun"), and Retirement Care Associates, Inc., a Colorado corporation ("RCA").

                                    RECITALS
         A. Sun Healthcare Group, Inc., a Delaware corporation ("SHG") (the parent company of Sun), RCA and Peach Acquisition Corporation ("PAC"), a Colorado corporation, have entered into an Agreement and Plan of Merger and Reorganization dated as of February 17, 1997, as amended (the "Merger Agreement"), pursuant to which the parties have agreed to combine the businesses of SHG and RCA by means of a merger of PAC with and into RCA upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined herein shall have the same meaning herein as in the Merger Agreement.

         B. RCA and its subsidiaries (the "RCA Subsidiaries" operate the long term care facilities located in Virginia and North Carolina listed in Exhibit A attached hereto (the "Facilities"). The term "RCA" as used herein shall include the RCA Subsidiaries as appropriate.

         C. Closing under the Merger Agreement is scheduled to occur on the date specified in the Merger Agreement, assuming that all of the conditions to closing set forth therein have been satisfied as of that date.

         D. SHG and RCA wish to permit Sun to assume certain management responsibilities for the Facilities effective as of the later to occur of July 21, 1997 or the date of the funding of the $5,000,000 loan (the "Loan") to be made by SHG to RCA concurrently herewith (the "Effective Date"), pending the closing of the transactions provided for in the Merger Agreement.

         E. SHG, Sun and RCA wish to document the terms and conditions under which Sun will assume such management responsibilities for the Facilities.

         F. RCA acknowledges that certain of the Facilities are or have been or may become the subject of investigations, actions or proceedings ("Regulatory Actions") on the part of regulatory authorities that could possibly result in loss of the applicable Facility's license or decertification as a provider under Medicare and Medicaid legislation or regulations. RCA has requested that Sun assist in resolving the issues relating to pending Regulatory Actions, avoiding loss of licenses, and avoiding decertification, and Sun is willing to provide such assistance on the terms and conditions set forth herein. In connection therewith, RCA and Sun wish to confirm that Sun will be indemnified and held harmless with respect to any and all Regulatory Actions, regardless of the outcome thereof and regardless of whether in fact any license is lost or any decertification occurs as a result of any Regulatory Actions, except as otherwise specifically



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provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT IS AGREED AS FOLLOWS:

         I. Management and Consulting Responsibilities of Sun: RCA hereby engages Sun and Sun hereby accepts such engagement and agrees to provide management, consulting and advisory services to RCA in connection with the operation of the Facilities, upon the terms and conditions set forth in this Agreement. By entering into this Agreement, RCA does not delegate to Sun any powers, duties or responsibilities which it is prohibited by law from delegating. RCA also retains such other authority as shall not have been expressly delegated to Sun pursuant to this Agreement. Management and supervisory personnel of the Facilities shall report to a representative designated by Sun (the "Sun Representative") who shall be an employee of Sun. The initial Sun Representative shall be Alan Zampini. Any changes in such designation shall be effected by Sun in Sun's sole discretion at any time by notice to RCA. Reports to the Sun Representative by management and supervisory personnel of the Facilities shall be in such manner and form and at such times as shall be reasonably required by the Sun Representative, and such management and supervisory personnel and the other employees of the Facilities shall implement the decisions and directives of the Sun Representative relating to operation of the Facilities and consistent with this Agreement. Sun's obligations under this Agreement shall be performed by the Sun Representative and such other employees of Sun, if any, as Sun may deem appropriate in its discretion, and by the management and supervisory personnel and employees of the Facilities acting pursuant to the direction and under the supervision of the Sun Representative (and such other employees of Sun, if any). Subject to the foregoing, Sun shall provide the following services:

            A. Operational Policies and Forms: Sun shall implement operational policies and procedures and develop such new policies and procedures as it deems necessary to insure the establishment and maintenance of operational standards appropriate for the nature of the Facilities.

            B. Charges: Sun shall establish the schedules of recommended charges for services rendered to the patients at the Facilities. RCA shall have the right to review and approve the charge schedules established by Sun, which approval shall not be unreasonably withheld or delayed.

            C. Information: Sun shall develop any informational material, mass media releases, and other related publicity materials, which it deems necessary for the operation of the Facilities. RCA shall have the right to review and approve such marketing and mass media materials developed by Sun, which approval shall not be unreasonably withheld or delayed.

            D. Regulatory Compliance: Sun, with the cooperation of RCA if requested by Sun and if such cooperation is required under applicable law, shall use its commercially




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reasonable good faith efforts to maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority for the operation of the Facilities and to manage the operations of the Facilities in full compliance with all applicable laws and regulations; provided, however, that it is understood and agreed that certain licenses and certifications may currently be in jeopardy due to Regulatory Actions, regulatory non-compliance or other conditions existing as of the Effective Date hereof, and Sun shall not be deemed to be in default of its obligations hereunder, and RCA shall indemnify, protect, defend and hold Sun harmless, with respect to any Regulatory Actions, regulatory non-compliance and other conditions existing as of the Effective Date; provided, further that Sun shall be required to use its commercially reasonable good faith efforts from and after the Effective Date to correct such areas of non-compliance and to avoid decertification and loss of licenses; provided, further, that the cost of any such corrective or other action shall be deemed to be an operating expense of the relevant Facility or Facilities and shall be paid from the cash receipts of the Facilities. Notwithstanding the foregoing, RCA shall retain ultimate responsibility for the compliance of the Facilities with applicable state and federal licensure and certification laws, subject, however, to RCA's right to seek damages from Sun in the event any costs or damages incurred by RCA as a result of non-compliance thereunder is the result of the breach by Sun of its obligations under this Agreement.

            E.    Equipment, Repairs and Improvements:

            (i) Sun shall advise RCA as to equipment and improvements which are needed to maintain or upgrade the quality of the Facilities and said equipment, to replace obsolete or run-down equipment, to correct any other survey deficiencies which may be cited during the term of this Agreement or to otherwise cause the Facilities to be operated and maintained in compliance with the terms of the Facility Leases or any mortgage or deed of trust or other indebtedness secured by the Facilities (the "Facility Debt Documents").

            (ii) RCA shall review and act upon Sun's recommendations as expeditiously as possible, it being understood and agreed that Sun shall not be liable for any cost or liability which RCA may incur, including liability for a default under the Facility Leases or the Facility Debt Documents, in the event RCA disregards Sun's recommendations. Notwithstanding the foregoing, RCA shall have no right to object to Sun's acquisition of any equipment necessary to correct survey deficiencies or otherwise comply with licensure requirements.

            (iii) Sun shall not be required to secure RCA's approval prior to undertaking routine maintenance and repairs at the Facilities, including non-structural repairs and maintenance such as painting, provided, however, Sun shall be required to secure the approval of the landlords under the Facility Leases and any lender under the Facility Debt Documents if and to the extent required by the terms thereof.

            (iv) Sun shall make all necessary and/or, if applicable, approved repairs, replacements and maintenance in a workmanlike and lien free manner from the cash receipts of the Facilities.



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            (v)   For purposes hereof, maintenance and repairs shall be
deemed to be routine if they are designed to maintain the condition of the Facilities in accordance with the requirements of the Facility Leases and/or the Facility Debt Documents as compared to upgrading the condition thereof, and do not exceed $5,000 in the aggregate per facility.

            F.    Accounting:

            (i) From and after the date hereof, RCA shall continue to provide home office and accounting support to the Facilities and cash management and banking unless and until agreed otherwise by RCA and Sun.

            (ii) RCA shall prepare or cause to be prepared on a timely basis all Medicare and Medicaid cost reports, which may be due during the term of this Agreement.

            (iii) Any taxes and any reimbursement obligations due to Medicare and/or Medicaid shall be deemed to be operating expenses of the Facilities and shall be paid out of the cash receipts of the Facilities.

            (iv) To the extent Sun has custody or control thereof, Sun shall make available to RCA on request such financial information as RCA may require in order to address issues raised in a Medicare, Medicaid, governmental or banking audit of any cost reports filed or other filings made by RCA or by Sun on behalf of RCA prior to or during the term of this Agreement or as may be needed by RCA to prepare and/or file its state and federal tax returns or for any other lawful purposes.

            G. Reports: Sun shall cause to be prepared and provided to the RCA a monthly profit and loss statement, balance sheet and a statement of accrued and unpaid management fees within thirty (30) days after the end of each month during the term of this Agreement, such reports and documents with respect to the operations at the Facilities as may be required by the terms of the Facility Leases or the Facility Debt Documents and this Management Agreement and such other operational and financial information which may from time to time be reasonably requested by RCA, including any information needed to assist RCA in completing its tax returns and in complying with any reporting obligations imposed with respect to RCA, as borrower, as compared to the Facilities, under the terms of the Facility Debt Documents. In addition, to the extent Sun has custody or control thereof, Sun shall make available to RCA on request supporting documentation with respect to the monthly profit and loss and balance sheets provided pursuant hereto.



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            H.    Bank Accounts:

            (i) Sun shall cause to be deposited in the Facility depository accounts all money received during the term of this Agreement with respect to services rendered by Sun in the course of its operation of the Facilities and RCA shall continue to be responsible for the disbursement of the funds from the Facility bank accounts, in payment of the operating expenses of the Facilities, including, but not limited to, the rent payments due under the Facility Leases, payroll and employee benefits for the employees of the Facilities and payment of Sun's management fee. For so long as RCA retains responsibility for the cash management of the Facilities, RCA shall cooperate with Sun to ensure that, taking into account the then availability of funds to meet the cash needs of the Facilities, all payments are made by RCA in a manner designed to minimize any disruption to the operation of the Facilities by Sun. In the event RCA transfers such responsibility to Sun, RCA shall cooperate with Sun to ensure a smooth transfer of operational responsibility therefor and shall continue to ensure that any payments made by RCA for periods prior to the date on which said transfer of responsibility occurs are made by RCA in a manner which is designed to minimize any disruption to the operation of the Facilities by Sun.

            (ii) RCA and Sun acknowledge and agree that Sun shall have no liability for any costs, expenses or liabilities incurred, assumed or accrued by or on behalf of RCA prior to the Closing, including, but not limited to, overpayments made by any third party payor and legal fees with respect to litigation or related claims which relate to the operation of the Facility by RCA or its agents prior to the Closing or by Sun from and after the Effective Date (except to the extent that any of the foregoing arise out of a breach by Sun of its obligations hereunder).

            (iii) RCA shall also pay from the Facilities bank accounts all local, state and federal taxes unless the same are being duly contested by RCA or Sun, as appropriate; provided, however, that any such tax contest which may result in the imposition of a lien against the Facility shall be pursued by Sun in accordance with the terms of the Facility Leases, if applicable.


            I.    Personnel:

            (i) Unless and until agreed otherwise by RCA and Sun, all of the employees of the Facilities shall be and remain the employees of RCA and their benefits (including, unless otherwise agreed by RCA and Sun, their workers compensation insurance coverage) shall be and remain as established by RCA prior to the Effective Date.

            (ii) At such time as may be agreed upon by RCA and Sun, RCA shall terminate all of the employees of the Facility and Sun shall re-hire such employees as Sun shall deem necessary for the operation of the Facilities and thereafter provide such employees with benefits in accordance with the programs and plans established and maintained by Sun; provided, however, that RCA shall remain liable for any wages or benefits earned or accrued by the employees and owing to them under applicable law, RCA's policies and procedures or otherwise


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(including under the terms of any applicable union contract) as of the date on which said employees are hired by Sun and shall indemnify, defend and hold harmless Sun from and against any and all costs, expenses and liabilities with respect thereto (the "Benefits Indemnity"); and provided, further, that nothing herein shall be construed as requiring RCA to take any action with respect to the Facilities' employees which would violate the terms of any union contract by which RCA and said employees are bound.

            (iii) Whether employed by Sun or RCA, Sun shall train, promote, direct, discipline, suspend and discharge personnel at the Facilities; establish salary levels and personnel policies; and establish employee performance standards, all as needed during the term of this Agreement to ensure the efficient operation of all departments within and services offered by the Facilities; provided, however RCA shall, in accordance with the requirements of state and federal law, retain the right to appoint the administrator of each of the Facilities, subject, however, to Sun's approval of each such appointment, which approval shall not be unreasonably withheld; and provided, further, that any salary increases shall be subject to RCA's prior review and approval unless the same are routine increases designed to reflect increases in the cost of living or annual performance review increase, in which case no such prior approval shall be required.

            (iv) Sun shall have the right to recruit and hire such additional or replacement employees as it deems appropriate to ensure the efficient operation of all departments within and services offered by the Facilities provided any additional staffing shall require RCA's prior written consent, unless such additional staffing is required to comply with law, in which case no such consent shall be required.

            (v) Whether or not employed by RCA any wages or benefits due to said employees or claims paid to or on behalf of said employees, including workers compensation claims, shall be deemed to be an obligation of RCA and shall be paid from the cash receipts of the Facilities deposited in the Facilities bank accounts pursuant to Paragraph I(H).

            (vi) Sun shall indemnify, defend and hold harmless RCA from and against any and all costs, expenses, damages and liabilities which it incurs as a result of Sun's violation of law or the terms of any applicable union contract in the manner in which it disciplines, suspends, discharges or terminates personnel at the Facilities.

            J. Supplies and Equipment: Sun shall arrange for the purchase of supplies and non-capital equipment needed to operate the Facilities in the ordinary course and shall arrange for such purchases to be sufficient to maintain such supplies and equipment at a level equivalent to that maintained by RCA prior to the Effective Date, unless Sun determines that a higher level is required to comply with law or the terms of the Facility Leases and there are sufficient cash receipts available to maintain such supplies and equipment at a higher level. Payment for such supplies and non-capital equipment shall be made from the cash receipts of the Facilities. In arranging for the purchase of said supplies and equipment, if possible, Sun shall take advantage of any national or group purchasing agreements to which Sun may be a party.



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            K.    Legal Proceedings:   Sun shall, through its legal counsel,
coordinate all legal matters and proceedings with RCA's counsel.

            L.    Collection of Accounts:

         Sun and RCA acknowledge and agree that the accounts receivable which relate to the ownership and operation of the Facility prior to the Closing shall remain the sole property of RCA and that during the Term hereof Sun shall be responsible for the billing therefor and RCA shall be solely responsible for the collection thereof (other than Sun's obligation to remit to RCA any payments received by it at the Facilities as set forth more fully below) and, that except as specifically provided herein, Sun shall have no obligation to assist RCA or to cooperate with RCA in any such collection efforts. Sun agrees that it shall make certain employees of the Facilities currently involved in the billing for and collection of accounts receivable available to RCA for the purpose of assisting RCA in its billing and collection efforts for its accounts receivable for the period prior to the Effective Date but only to the extent that such availability does not interfere with the day to day operations at the Facilities.

         II.      Insurance:

                  (i) During the term hereof, RCA, at the cost and expense of the Facilities, shall arrange for and maintain all necessary and proper hazard insurance covering the Facilities, the furniture, fixtures, and equipment situated thereon, and all necessary and proper malpractice and public liability insurance for RCA's protection, for its lender's protection under the Facility Debt Documents and for the protection of RCA's officers, agents and employees. RCA shall include in each such insurance policy a waiver of subrogation endorsement for the benefit of Sun.

                  (ii) RCA shall provide all employee health and worker's compensation insurance for so long as it is the employer of the Facilities' employees under the terms hereof, and the cost of all such insurance shall be deemed to be an operating expense of the Facilities and shall be paid from the cash receipts of the Facilities.

                  (iii) Sun shall, at its sole cost and expense, arrange for and maintain all necessary and proper malpractice and public liability insurance for the protection of itself, its officers, agents and employees.

                  (iv) Any insurance provided pursuant to this paragraph shall comply with the requirements of the Facility Leases and shall name RCA and the landlord under the applicable Facility Lease as additional insureds or loss payees, as applicable, thereunder.

                  (v) The premiums or other costs due with respect to the insurance coverage required by the terms hereof (other than the insurance required by Paragraph II(iii)), including, but not limited to, deductibles, losses in excess of available insurance proceeds or losses resulting from risks not required to be insured under the terms of the Facility Leases and for which RCA is responsible under the terms of the Facility Leases shall be deemed to be operating expenses


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of the Facilities and shall be paid by RCA from the cash receipts of the
Facilities; provided, however, that in the event the loss was due to the negligence of Sun or a breach by Sun of its obligations hereunder, Sun shall be solely responsible for such deductibles, losses in excess of available insurance proceeds or losses resulting from risks not required to be insured under the terms of the Facility Leases to the extent RCA is responsible therefor under the terms of the Facility Leases. In no event shall Sun have any obligation to provide insurance with respect to any period prior to the Effective Date.

         III. Proprietary Interest: The systems, methods, procedures and controls employed by Sun and unique to Sun's operations or developed by Sun in connection with the operation of its own facilities and any written materials or brochures developed by Sun to document the same are to remain the property of Sun and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by RCA.

         IV.  Term of Agreement:

              A. The Term: The Term of this Agreement shall commence and shall be effective as of the Effective Date and, unless earlier terminated in accordance with the terms of Paragraph VI, shall terminate on the earlier to occur of (i) the Closing, (ii) 120 days following the termination of the Merger Agreement, or (iii) payment and satisfaction of the Loan obligations, provided that Sun shall have received not less that thirty (30) days prior written notice of such prepayment stating RCA's intention to terminate this Agreement concurrently with such prepayment.

              B. Survival: RCA specifically acknowledges and agrees that in the event of the termination of this Agreement other than upon the Closing, its obligations with respect to the Benefits Indemnity shall survive the termination of this Agreement and that it shall be and remain liable to Sun with respect thereto.

          V. Default: Either party may terminate this Agreement in the event of a default ("Event of Default") by the other party.

              A. Sun Event of Default: With respect to Sun, it shall be an "Event of Default" hereunder:

                  (i) If all of the following shall occur: (A) Sun shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, (B) written notice thereof shall have been given to Sun by RCA, which notice shall specify the event or events constituting the default and (C) Sun shall fail to cure such default within a period of thirty (30) days after the date of said notice of default is received by Sun; provided, however, that in the event said default cannot reasonably be cured within said thirty (30) day period but Sun commences the cure within said period and diligently prosecutes the same to completion, Sun shall have an additional period not to exceed sixty
(60) days to complete the cure thereof.


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                  (ii)  If Sun shall be dissolved or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Sun of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating Sun a bankrupt or insolvent or approving a petition seeking reorganization of Sun, or appointing a receiver, trustee or liquidator of Sun or all or a substantial part of its assets.

            B. RCA Event of Default: With respect to RCA, it shall be an Event of Default hereunder:

                 (i) If all of the following shall occur: (A) RCA shall fail to keep, observe or perform any material agreement, term or provision of this Agreement, including its obligations with respect to the Benefits Indemnity, (B) written notice thereof shall have been given to RCA by Sun, which notice shall specify the event or events constituting the default and (C) RCA fails to cure such default within a period of thirty (30) days after the date of said notice of default is received by RCA; provided, however, that in the event said default cannot reasonably be cured within said thirty (30) day period but RCA commences the cure within said period and diligently prosecutes the same to completion, RCA shall have an additional period not to exceed sixty (60) days to complete the cure thereof.

                 (ii) If RCA shall be dissolved or shall apply for or consent to the appointment of a receiver, trustee or liquidator of RCA of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit or creditors, file a petition or an answer seeking reorganization or arrangement with creditors or taking advantage of any insolvency law, or if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating RCA a bankrupt or insolvent or approving a petition seeking reorganization of RCA or appointing a receiver, trustee or liquidator of RCA or all or a substantial part of its assets.

In addition, it shall be a default by RCA with respect to any of the Facilities (and, in addition to any other damages or remedies to which Sun may be entitled in respect of such breach, shall excuse Sun's obligations hereunder with respect to the applicable Facility) if RCA fails to make payments, or keep any covenants, owing to any third party, which are beyond the control of Sun to make or keep, and which are designed to, or in fact, cause RCA to lose possession of such Facility or any personal property located therein and required to operate such Facility in the normal course and in compliance with law and the terms of the applicable Facility Leases, if any.



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         VI.   Remedies Upon Default:

               A. Sun's Remedies: If any Event of Default by RCA shall occur, Sun may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement, in which event Sun shall immediately be entitled to receive payment of all accrued but unpaid management fees (subject to the payment provisions of Paragraph X(B) hereof).

               B. RCA's Remedies: If any Event of Default by Sun shall occur, RCA may, in addition to any other remedy available to it in law or equity on account of such Event of Default, forthwith terminate this Agreement; provided, however, that Sun shall be entitled to receive payment, within thirty (30) days after such termination, of all accrued but unpaid management fees.

               C. Any amounts due to Sun and not paid within thirty (30) days after the date of termination shall bear interest at the default rate provided under the promissory note evidencing the Loan, from the date due to the date paid in full.

         VII. RCA's Inspection: During the term hereof, RCA shall have the right, upon request and at reasonable times, to inspect the Facilities and to inspect and/or audit all books and records pertaining to the operation thereof provided RCA does not interfere with the operation of the Facilities during any such inspections.

         VIII.  Facilities Operations:

                A. No Guarantee of Profitability: Sun does not guarantee that operation of the Facilities will be profitable. Sun will, however, operate the Facilities in accordance with the same standards of operation applied by it to its own Facilities.

                B. Standard of Performance: In performing its obligations under this Agreement including, but not limited to, its obligation under Paragraph I(D) to use its best efforts to maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority for the operation of the Facilities, Sun shall use its best efforts and act in good faith and with professionalism in accordance with acceptable and prevailing standards of health care and the policies adopted by, and resources (including the cash) available to, the Facilities.

                C. Force Majeure: Sun will not be deemed to be in violation of this Management Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including, without limitation, strikes, shortages, war, acts of God, lack of the RCA's financial resources or lack of available cash from the operation of the Facilities, acts or omissions of RCA, its employees or agents, or any statute, regulation or rule of federal, state or local government or agency thereof.


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                D.  Contracts With Affiliates and Others for Ancillary Services.
RCA acknowledges and agrees that the residents of the Facility require certain ancillary services such as physical, occupational, speech and respiratory therapy and pharmaceutical goods and services (collectively, the "Ancillary Services") and that certain of Sun's affiliates are in the business of providing Ancillary Services to long term care facilities. RCA hereby authorizes Sun, in the course of its operation of the Facilities, to contract on RCA's behalf and in RCA's name with such affiliates or with any other party for the provision of Ancillary Services and RCA agrees that from and after the date hereof it shall not enter into any contracts for the provision of Ancillary Services during the term hereof. Sun shall ensure, in the case of any contract for Ancillary
Services with an affiliate of Sun, that the costs charged do not exceed those which would be charged to RCA by an unrelated third party in an arms length transaction and that any such contract for pharmaceutical goods or services shall provide that the same may be terminated by RCA at any time on thirty (30) days notice in the event the Closing fails to occur as provided in the Merger Agreement.

         IX. Working Capital: RCA and Sun acknowledge and agree that the working capital needs of the Facilities are and shall continue to be met from the cash receipts of the Facilities. However, at anytime during the term hereof, Sun shall have the right, but not the obligation, to advise RCA that it is prepared to provide the working capital needed by the Facilities. In the event Sun elects to do so and RCA agrees, in its sole discretion, to have Sun do so, RCA and Sun shall enter into such amendments hereto as may be necessary to document the terms and conditions on which said working capital advances shall be made by Sun.

         X.     Management Fee:

         A. Base Fee: The monthly management fee due to Sun shall be equal to 7% of the Gross Revenues of the Facilities, and shall be payable on or before the tenth (10th) day of each month with respect to the Gross Revenues for the prior month.

         B. Gross Revenues Defined: For purposes hereof, "gross revenues" shall mean all revenues generated by the Facilities on an aggregate basis from services rendered or goods or supplies sold during the term hereof , but shall specifically exclude the proceeds from the sale of any of the Facilities' equipment, any loan proceeds and any insurance and condemnation proceeds.

         C. Proration: If the services of Sun commence or terminate (for any reason, including those set forth in Paragraph V) other than on the first day of the month, the fee shall be prorated in proportion to the number of days for which services are actually rendered, and payment for the partial month at the commencement of this Agreement, if applicable, shall be made concurrently with the payment for the first full calendar month.

         D. Subordination: The management fee shall be subordinated to debt service as and to the extent required by the Facility Debt Documents.



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         XI.    Assignment:  This Agreement and the duties hereunder shall not be assigned or delegated in whole or in part by either party, it being understood and agreed that this Agreement is personal to RCA and Sun.

         XII. Notices: All notices required or permitted hereunder shall be given in writing and shall be delivered in the manner and at the addresses set forth in the Merger Agreement (with notices to Sun to be delivered to SHG's address).

         XIII. Relationship of the Parties: The relationship of the parties shall be that of owner and independent contractor and all acts performed by Sun during the term hereof as Sun of the Facilities shall be deemed to be performed in its capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between RCA, its successors and assigns on the one hand, and Sun, its successors and assigns on the other hand. Sun will not be liable in the performance of its duties for any loss incurred by or damage to the RCA, unless such loss or damage results from the negligence or willful misconduct of Sun or a breach by Sun of its obligations hereunder. Sun shall indemnify, defend and hold harmless RCA from any loss or damage resulting from the negligence or wilful misconduct of Sun's officers, agents or employees in connection with the operation of the Facilities by Sun. RCA shall indemnify, defend and hold Sun harmless from any loss incurred by or damage to Sun where such loss or damage results from the negligence or willful misconduct of RCA in performing its obligations under the Agreement or a breach by RCA of its obligations hereunder.

         XIV. Entire Agreement: This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of their successors, and shall be construed in accordance with the laws of the State of New York. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

         XV. Captions: The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

         XVI. Attorney's Fees: In the event either party brings an action to enforce this Agreement, the prevailing party in such action shall be entitled to recover from the other all costs incurred in connection therewith, including reasonable attorney's fees.

         XVII. Severability: In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

         XVIII. Cumulative; No Waiver: A right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of either party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereof may be exercised from time to time and as often as may be deemed expedient by the parties thereto, as the case may be.

         XIX. Authorization for Agreement: The execution and performance of this Agreement by RCA and Sun have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid and enforceable obligations of RCA and Sun in accordance with its terms.

         XX. Access of the Government to Books and Records: In the event the services provided hereunder have a 12-month cost or value of $10,000 or more (or such other amount as may hereafter be established by law):

                (a) Until the expiration of four years (or such longer or shorter period as may be prescribed by the law governing access to books and records under Medicare and Medicaid) after the furnishing of services pursuant to this Agreement, Sun shall make available upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement, and books, documents and records that are necessary to certify the nature and extent of such costs.

                (b) If Sun or its affiliates carries out any of the duties of this Agreement through a subcontract, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four years (or such longer or shorter period as may be proscribed by the law governing access to books and records under Medicare and Medicaid) after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States, or any of their duly authorized representatives, the subcontract, and books, documents and records of such organization that are necessary to certify the nature and extent of such costs.

                (c) The parties agree that any applicable attorney-client or other legal privileges shall not be deemed waived by virtue of this Agreement.

         XXI. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

         XXII. Third Party Beneficiary. Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

         XXIII. SHG Consent; No Other Effect on Merger Agreement. SHG hereby consents, pursuant to Section 6.01 of the Merger Agreement, to RCA's entry into this Agreement, and each of the parties hereby acknowledges and agrees that entry into this Agreement, and the performance of their respective obligations hereunder, shall have no other effect on the Merger Agreement including, without limitation, the satisfaction of the conditions thereto or any rights of the parties with respect to termination thereof.

         IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.


                                    RETIREMENT CARE ASSOCIATES, INC.


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                    SUNRISE HEALTHCARE CORPORATION


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

Sun Healthcare Group, Inc. hereby consents to this Agreement as provided in
Section XXIII above.


                                    SUN HEALTHCARE GROUP, INC.



                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                    EXHIBIT A
                                  FACILITY LIST


Virginia


Libbie Convalescent Center                  Richmond

Highland Manor                              Dublin

Tappahannock Healthcare                     Tappahannock

Brentlox Hall                               Chesapeake

Lynn Shores Manor                           Virginia Beach



North Carolina


Carolina Care                               Greenville

East Carolina Care                          Greenville

Lencare of Elizabethtown                    Elizabethtown

Lencare of Fayetteville                     Fayetteville

Maplewood                                   Reidsville

Pine Manor                                  Fayetteville

Pemberton Place                             Pembroke

Brookshire Healthcare                       Hillsborough

Wilkinson                                   Gastonia

Willow Springs                              Carrboro

Hillside                                    Wake Forest